UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2005

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On March 31, 2005, we purchased six U.S. patents as well as their foreign counterparts and pending foreign patent applications from International Business Machines Corporation. IBM’s assignment of these patents to us is subject to certain licenses and rights reserved by IBM on behalf of itself and its subsidiaries and the rights of certain third parties existing as of the date of the assignment.

The purchased patents generally relate to audience research and measurement, integration of television signals with internet access, automatic rescheduling of recordings, content screening, enhanced program information search, and electronic program guide interface enhancements. These purchased patents include: (1) U.S. Patent No. 5,872,588, entitled Method and apparatus for monitoring audio-visual materials presented to a subscriber; (2) U.S. Patent No. 6,169,541, entitled Method, apparatus and system for integrating television signals with internet access; (3) U.S. Patent No. 6,681,396, entitled Automated detection/resumption of interrupted television programs; (4) U.S. Patent No. 5,757,417, entitled Method and apparatus for screening audio-visual materials presented to a subscriber; (5) U.S. Patent No. 6,184,877, entitled System and method for interactively accessing program information on a television; and (6) U.S. Patent No. 6,721,953, entitled Display of television program information using dynamically-adjusted scroll rate. The U.S. patents that we purchased have expiration dates ranging from December 2015 to February 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: April 6, 2005	By:	/s/ David H. Courtney
David H. Courtney
Chief Financial Officer and Executive Vice President, Worldwide Operations and Administration
(Principal Financial and Accounting Officer)